UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 SCHEDULE 14C INFORMATION Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HALLADOR ENERGY COMPANY
(Name of Registrant As Specified in Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder,

We would like to invite you to attend our 2016 Annual Meeting of Shareholders on Monday, May 9, 2016 at 4:00 p.m. (EDT) at the Stables Steakhouse, 939 Poplar Street, Terre Haute, Indiana. In addition, we will be hosting a tour of our Oaktown Mine, Tuesday morning, May 10, 2016 for interested shareholders. If you plan to join the tour, you must reserve your space no later than Wednesday, April 27, 2016.

Only shareholders of record on March 21, 2016 are entitled to this notice.

SINCE THIS MEETING IS FOR INFORMATIONAL PURPOSES ONLY, THERE WILL BE NO VOTING.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A copy of the Information Statement and the Annual Report on Form 10-K for the year ended December 31, 2015 will be hosted on our website, www.halladorenergy.com, on March 29, 2016.

You are encouraged to attend the meeting. If you plan to attend the meeting or join the tour, RSVP by Wednesday, April 27, 2016 to Rebecca Palumbo at 303-839-5504, extension 316 or by e-mail to rpalumbo@halladorenergy.com.

By order of the board of directors,

Victor P. Stabio
Chairman

March 29, 2016

1660 Lincoln Street, Suite 2700, Denver, Colorado 80264, 303.839.5504

www.halladorenergy.com

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INFORMATION STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of the Information Statement for the

Annual Meeting of Shareholders to be held on May 9, 2016.

This Information Statement and our Annual Report on Form 10-K for the year ended

December 31, 2015 will be hosted on our website, www.halladorenergy.com, on March 29, 2016.

NOTICE IS HEREBY GIVEN that a majority of our shareholders took the following actions pursuant to a written consent effective May 9, 2016:

•	Our seven Directors were re-elected to hold office until the 2017 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

•	The 2015 compensation to our Named Executive Officers was approved.

•	The 2016 compensation to our Named Executive Officers was approved.

The Board of Directors set March 21, 2016 as the record date (the “Record Date”) for determining the shareholders entitled to notice of the foregoing.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

We have asked brokers and other custodians, nominees and fiduciaries to forward this notice to the beneficial owners and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No proxies will be solicited in connection with this Information Statement. The elimination of the need for voting at a meeting of shareholders to approve these actions is made possible by the Colorado Business Corporation Act of the State of Colorado and our Bylaws.

This Notice of Annual Meeting, Information Statement and Annual Report on Form 10-K for the year ended December 31, 2015 will be hosted on our website, www.halladorenergy.com. If you want to receive free copies of these documents, please make your request to Hallador Energy Company, Attention: Rebecca Palumbo, 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264 or by e-mail to rpalumbo@halladorenergy.com or call 303-839-5504 extension 316.

WHO CAN ATTEND THE MEETING?

Any of our shareholders may attend the meeting. If you plan to attend, RSVP to Hallador Energy Company by April 27, 2016; via e-mail to rpalumbo@halladorenergy.com, or by telephone to 303-839-5504, ext. 316. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

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ELECTION OF DIRECTORS

Pursuant to a written consent by a majority of our shareholders, the following seven nominees have been elected to hold office until the 2017 Annual Meeting or until their successors are duly elected and qualified. Each agreed to be named in this Information Statement and to serve on the Board. Six of our seven directors are expected to attend our annual meeting; David Hardie is not expected to attend.

Information about Directors

Below is information about each nominee, including biographical data for at least the past five years and an assessment of the skills and experience of each nominee.

Name	Age	Position(s) and year appointed

David C. Hardie	65	Director (1989)
Steven Hardie	62	Director (1994)
Bryan H. Lawrence	73	Director (1995)
Sheldon B. Lubar	86	Director (2008)
John Van Heuvelen	69	Director (2009)
Victor P. Stabio	68	Chairman of the Board (2014) and Director (1991)
Brent K. Bilsland	42	President and CEO (2014) and Director (2009)

Our directors are appointed for a one-year term to hold office until the next Annual Meeting of Shareholders or until removed from office. Each director will hold office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed.

DAVID C. HARDIE was our Chairman of the Board until January 24, 2014.  He continues to serve as a director, a position he has held since July 1989.  He is the Chairman of the Board and Chief Executive Officer of Hallador Investment Advisors Inc., which manages Hallador Cash Fund LP, Hallador Alternative Assets Fund, and Hallador Balanced Fund. Mr. Hardie is and serves as a director and partner of other private entities that are owned by members of his family and also serves as Chairman of Parasol Tahoe Community Foundation.  Mr. Hardie is a graduate of California Polytechnic University, San Luis Obispo.  He also attended the Owner/President Management program offered by Harvard Business School.

STEVEN HARDIE has been a director since 1994. He is manager of NextG LLC a family investment partnership formed 2016. For the past 30 years he has been a private investor and serves as director and partner of other private entities owned by members of his family.

Messrs. David and Steven Hardie have served as our board members for the last 26 and 22 years, respectively.  Both have been private investors in many companies over their careers and served on numerous boards.  At one time, the two brothers and their family owned over 50% of our stock.  Currently, the two brothers beneficially own through various entities 11.9% of our stock giving them a vested interest in monitoring the well-being of our Company, although Messrs. David and Steven Hardie disclaim any beneficial ownership in any other shares held by such entities. Their significant broad experiences, as well as intimate knowledge of our Company, are significant benefits to us in planning and executing our corporate strategy.

BRYAN H. LAWRENCE has been one of our directors since November 1995. He is a founder and senior manager of Yorktown Partners LLC, which manages investment partnerships formerly affiliated with Dillon, Read & Co. Inc., an investment-banking firm (Dillon, Read).  He had been employed with Dillon, Read since 1966, serving most recently as a Managing Director until the merger of Dillon, Read with SBC Warburg in September 1997.  He also serves as a Director of Approach Resources, Inc., Carbon Natural Gas Company and Star Gas Partners, L.P., and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests.  Mr. Lawrence is a graduate of Hamilton College and has a MBA from Columbia University.

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Mr. Lawrence, who controls about 27.9% of our stock, has been a board member for the last 20 years. He sits on numerous boards for both private and public companies that are involved in the energy business. His experience with us and in other energy companies, gives us a significant benefit. As most of our other board members, he too has a significant indirect monetary investment in our Company and accordingly has a vested interest in our success.

SHELDON B. LUBAR was elected to our board in July 2008. Since 1977, Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded. During the past five years, he served on the board of Crosstex Energy, Inc., Crosstex Energy L.P., and other private companies.  Mr. Lubar currently serves on the board of Star Gas Partners L.P. and Approach Resources, Inc. and on the boards of a number of private companies. Mr. Lubar holds a bachelor's degree in Business Administration and a law degree from the University of Wisconsin-Madison. He was awarded Honorary Doctorate degrees from the University of Wisconsin-Milwaukee, University of Wisconsin-Madison and the Medical College of Wisconsin.

Mr. Lubar, who controls 9.5% of our stock, has been on our board for about eight years.  Mr. Lubar is a very successful entrepreneur and sits on numerous boards in the energy business along with Mr. Lawrence. With his 9.5% stake, he too has a vested interest in our success.

JOHN VAN HEUVELEN was appointed to our board in September 2009. Additionally, he is a member of the board of directors of MasTec, Inc. (NYSE:MTZ), a position he has held for the last 14 years. At MasTec, Mr. Van Heuvelen is a lead director who also serves on the executive, nominating and audit committees. MasTec is a $4 billion (revenue) specialty contractor in the power generation and transmission industry.

Mr. Van Heuvelen is also a member of the board of directors of Orchid Island Capital (NYSE), a residential mortgage REIT. Since February 2013, Mr. Van Heuvelen has served as Orchid Island’s audit committee chairman, lead director and as a member of the compensation committee.

Mr. Van Heuvelen was formerly audit chair and chairman of the board at LifeVantage (OTC: LFVN). For the last 17 years, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms, where he remains active.

Previously, Mr. Van Heuvelen spent 14 years with Morgan Stanley and Dean Witter Reynolds in various senior management positions in the asset management unit, investment trust and municipal bond divisions before serving as president of Morgan Stanley Dean Witter Trust Company.

Early in his career, Mr. Van Heuvelen was actively involved in the energy business while living in Montana. Mr. Van Heuvelen’s contacts with investment banking firms will prove invaluable to us as we seek to grow our Company.

VICTOR P. STABIO was appointed our Chairman of the Board and stepped down as CEO on January 24, 2014. Mr. Stabio has been with us since March 1991 and has been active in oil and gas exploration and production for the past 38 years and coal mining for the past 11 years. Mr. Stabio is a director of Savoy Exploration, the general partner of Savoy Energy, LP, of which we own 40%.

Mr. Stabio has a personal investment in us and owns 296,887 shares of our stock, and has 160,000 Restricted Stock Units (“RSUs”) that will lapse/vest equally in December over the next two years. He has been responsible principally for our business strategy since March 1991. His industry experience and vision are a primary component of our successful operations since that time.

BRENT K. BILSLAND was named our CEO on January 24, 2014 and has been our President and director since September 2009. He has been President of Sunrise Coal, LLC, our primary operating subsidiary, since July 31, 2006. Previously, Mr. Bilsland was Vice President of Knapper Corporation; a family owned farming business from 1998 to 2004.  Mr. Bilsland is a graduate of Butler University located in Indianapolis, Indiana.

Mr. Bilsland brings broad industry experience and significant operational capabilities to our Company. He has an intimate understanding of our business and its operations that benefits us. He also has a personal investment in us and owns 1,053,468 shares of our stock and has 200,000 RSUs, which will lapse/vest equally in December over the next two years.

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We believe that board members who are willing and able to have a sizable portion, or in some case a substantial portion, of their personal net worth invested in us tend to be conscientious directors.  In other words, our directors’ interests are closely aligned with our shareholders’ interests.  If our stock increases, our directors’ benefit directly and so do our other shareholders.

Officers are appointed by and serve at the discretion of the Board.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Criteria for Director Nominations

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, ability to make analytical inquiries, understanding of our business environment, and willingness to devote adequate time to director duties, and diversity (although no formal policy exists, considered along with the aforementioned factors), all in the context of the perceived needs of the Board at that time. Stock ownership could also be a consideration.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction, and membership of the Board. Currently, the position of CEO and Chairman are separate, with Victor Stabio serving as Chairman of the Board and Brent Bilsland serving as the CEO.

The Board believes that separating these roles allows the CEO the opportunity to focus on running our business and managing the day-to-day challenges, while providing the Board the opportunity to benefit from the Chairman's ability to support the other members of the Board and work closely with the other members of the executive team.

Director Independence

As required by NASDAQ rules, the Board will evaluate the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact a director’s independence or effectiveness (e.g., in connection with a change in employment status or other significant events). This process is administered by our Audit Committee, which consists entirely of directors who are independent under applicable NASDAQ and SEC rules. After considering all relevant relationships with us, the Audit Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, our Audit Committee and Board consider relevant facts and circumstances, including (i) the nature of any relationships with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, (ii) the significance of the relationship to us, the other organization and the individual director, (iii) whether or not the relationship is solely a business relationship in the ordinary course for us and the other organization and does not afford the director any special benefits, and (iv) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by NASDAQ and various other factors as described herein, the Board has determined that all directors other than Messrs. Stabio and Bilsland are independent. Messrs. Van Heuvelen and Stabio are the only directors that receive any compensation from us.

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Policy for Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving all related person transactions in accordance with our written policy. Such transactions are generally reviewed before entry into the related person transaction. In addition, if any of our specified officers or directors becomes aware of a related party transaction that has not been previously approved or ratified, such related person transaction will be promptly submitted thereafter to the Audit Committee for its review. In reviewing a transaction, the Audit Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved. No member of the Audit Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

We had five Board meetings during 2015. All members attended at least 75% of the meetings. Other Board actions were taken by written unanimous consent.

Director Attendance at the 2015 Annual Meeting

Sheldon Lubar and John Van Heuvelen did not attend.

Committee Composition

Name	Audit Committee	Compensation and Nominating Committee	Executive Committee

David C. Hardie	X	Chairman	X
Steven Hardie		X
Bryan H. Lawrence		X	X
Sheldon B. Lubar	X	X
John Van Heuvelen	Chairman and Financial Expert	X
Victor P. Stabio			Chairman
Brent K. Bilsland			X

Audit Committee and Financial Expert

The Audit Committee met four times during 2015. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls over financial reporting; (iv) the qualifications and independence of our independent auditors; (v) our auditing, accounting, and financial reporting processes generally; and (vi) the performance of such other functions as the Board may assign from time to time. To this end, the Audit Committee will maintain free and open communication with the Board, the independent auditors, and any other person responsible for our financial management.

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Compensation and Nominating Committee

In January 2014, the Board increased the Compensation and Nominating Committee from three to five members. It did not hold any meetings in 2015, but actions were taken by unanimous written consent. The purpose of our Compensation and Nominating Committee is to (i) oversee our executive and director compensation; (ii) oversee and administer our stock incentive plans; (iii) assist our Board by identifying individuals qualified for election and re-election as Board members and to recommend to our Board the director nominees for each annual meeting of shareholders, subject to the provisions of any shareholder or similar agreement binding on us; (iv) recommend to the Board director nominees for each committee of the Board, subject to the provisions of any shareholder or similar agreement binding on us; and (v) act on specific matters within its delegated authority, as determined by the Board from time to time.

All Compensation Committee members are “independent” as defined by the NASDAQ listing standards, including those standards applicable specifically to compensation committee members. In addition, no member of the Compensation Committee has served as one of our officers or employees at any time. All members of the Compensation Committee are “non-employee directors” as defined in SEC rules.

Executive Committee

Our Executive Committee did not meet during 2015. When the Board is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to: (i) amending our articles of incorporation and bylaws; (ii) adopting an agreement of merger or consolidation; (iii) recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets; (iv) recommending to shareholders our dissolution or revocation of any dissolution; (v) declaring a dividend; (vi) issuing stock; (vii) appointing members of Board committees; and (viii) changing major lines of business.

DIRECTOR COMPENSATION

Mr. Stabio and Mr. Van Heuvelen, are our only directors that receive compensation for their services, other than reimbursement for reasonable expenses in attending meetings. Mr. Van Heuvelen is paid $100,000 per year and has the option to be paid in cash or shares of our stock. Since 2009, Mr. Van Heuvelen has elected to be paid in stock.

Mr. Stabio earned $396,500 for director’s services and $402,000 for the bonus awarded in 2015 related to the Vectren Fuels acquisition in 2014. Additionally, Mr. Stabio had 80,000 restricted stock units that lapsed/vested on December 16, 2015 for a gross amount of $428,800 based on a closing stock price that day of $5.36/share.

AUDIT COMMITTEE REPORT

The Audit Committee evaluates the performance of EKSH, including the senior audit engagement team, each year and determines whether to re-engage EKSH or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by EKSH and their technical expertise, tenure as our independent auditors and knowledge of our operations and industry. Based on this evaluation, the Audit Committee decided to engage EKSH as our independent auditors for the year ended December 31, 2015. The Audit Committee reviewed with senior members of our financial management team and EKSH the overall audit scope and plans, and the quality of our financial reporting. The Audit Committee has the sole authority to appoint the independent auditors.

Management has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the CEO and the CFO that our unaudited quarterly and audited consolidated financial statements fairly present in all material respects, our financial condition, results of operations and cash flows, and have expressed to both management and EKSH their general preference for conservative policies when a range of accounting options is available.

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The Audit Committee believes that, by thus focusing its discussions with EKSH, it can promote a more meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with EKSH those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from EKSH required by applicable requirements of the PCAOB regarding EKSH's communication with the Audit Committee concerning independence, and has discussed with EKSH their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of EKSH, who are engaged to audit and report on our consolidated financial statements.

In reliance on these reviews and discussions, and the reports of EKSH, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

John Van Heuvelen-Chairman

David C. Hardie

Sheldon B. Lubar

Board Risk Oversight

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Bilsland on areas of risk we face. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of management to enable its members to understand and provide input and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss our risk management culture and processes. In the event a committee receives a report from a member of management regarding areas of risk, the Chairman of the relevant committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

Compensation Committee Risk Assessment

The Compensation Committee reviewed and discussed an internal risk assessment of our executive and non-executive compensation programs and the outcomes of such assessment. Based on such review, the Compensation Committee believes that our compensation programs (i) do not motivate our executives or our non-executive employees to take excessive risks, (ii) are aligned with shareholders’ best interests, and (iii) are not reasonably likely to have a material adverse effect on us. Our compensation programs are designed to support, reward appropriate risk taking, and include the following:

•	A proper balance of operating and financial performance;
•	Long-term performance periods; and
•	Multi-year vesting schedules for RSUs.

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Corporate Governance Matters

Good corporate governance is a priority to us. Our key governance practices are outlined in our committee charters, and Code of Conduct. These documents can be found on our website, www.halladorenergy.com by clicking on “Corporate Governance,” and are available in print to any Shareholder, without charge, upon request. Information on our website is not considered part of this Information Statement. The Code of Conduct applies to our directors, executive officers and our other personnel. Any updates or amendments to the Code of Conduct will be posted on the website.

The Audit Committee and Compensation and Nominating Committee of the Board are responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD

We invite shareholders to send written communications to the entire Board or to individual Board members. Please send your letter in care of the Chairman at the address show on the front page of this Information Statement.

If a shareholder communication raises concerns about management or our ethical conduct, you can report it confidentially by e-mail at http://www.openboard.info/hpco/ or by telephone to 866-229-6923. The communications submitted through this hotline are forwarded to the Chairman of our Audit Committee and, if appropriate, the Audit Committee will take such actions as it authorizes to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, such shareholder communication should be sent directly to the Corporate Secretary who will forward any such communications directly to the Chair of the Audit Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Audit Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Shareholders have an opportunity to communicate with the Board at our Annual Meeting of Shareholders.

The Chairman shall be the spokesperson for the Board except in circumstances where the inquiry or comment is about the Chairman. In such instances, the Chairman of the Audit Committee shall become the spokesperson.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 21, 2016 by (i) each person who is known by us to own beneficially more than five percent of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our executive officers and directors as a group. As March 21, 2016, the Record Date, 29,251,219 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Total Shares of Common Stock Beneficially Owned (1)	Percent

Hardie Family Shares (2) 940 Southwood Blvd., Suite 201 Incline Village, NV 89451	3,493,463	3,493,463	11.94

Yorktown Energy Partners (3) 410 Park Avenue New York, NY 10022	7,854,904	7,854,904	26.85

Lubar Equity Fund LLC 700 North Water Street, Suite 1200 Milwaukee, WI 53202	2,788,685	2,788,685	9.53

David and Steven Hardie (2) 940 Southwood Blvd., Suite 201 Incline Village, NV 89451	3,493,463	3,493,463	11.94

Bryan H. Lawrence (4) 410 Park Avenue New York, NY 10022	8,172,382	8,172,382	27.94

Sheldon B. Lubar (5) 700 North Water Street, Suite 1200 Milwaukee, WI 53202	2,788,685	2,788,685	9.53

John Van Heuvelen 1660 Lincoln Street, Suite 2700 Denver, CO 80264	91,379	91,379	*

Victor P. Stabio (6)	296,887	296,887	1.0

Brent K. Bilsland (7)	1,053,468	1,053,468	3.6

W. Anderson Bishop	277,204	277,204	*

Lawrence D. Martin	108,704	108,704	*

All the Officers and Directors as a group (9 persons)	16,282,172	16,282,172	55.66
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Based on shares issued and outstanding as of the Record Date.

(2)	Hallador Alternative Assets Fund LLC (“HAAF”) beneficially owns 3,180,313 shares. The Steven Robert Hardie Trust beneficially owns 21,489 shares. The Sandra Hardie Trust beneficially owns 13,481 shares. David Hardie and Steven Hardie each own 139,090 shares through the Robert Hardie QTIP Trust.

Hallador Alternative Assets Fund LLC ("HAAF") is a Delaware limited liability company. HAAF is a private equity investment fund directed or controlled by its managing members, Hallador Management LLC and David C. Hardie.

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Mr. Steven Hardie is also trustee of the Steven Robert Hardie Trust, which owns 21,489 shares of our stock.  In addition, the Sandra W. Hardie Revocable Family Trust owns 13,481 shares; Mr. Steven Hardie’s spouse, Sandra Hardie, is trustee. Mr. Steven Hardie disclaims any beneficial ownership in any other shares held by the above-described entities.

(3)	Includes 604,904 shares owned by Yorktown Energy Partners, VI L.P., 4,300,000 shares owned by Yorktown Energy Partners, VII L.P., and 2,950,000 shares owned by Yorktown Energy Partners VIII, L.P.

(4)	Mr. Lawrence owns 317,478 shares directly. The remainder is held by Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners, VIII L.P., each affiliated with Mr. Lawrence. He disclaims beneficial ownership of the shares held by each entity.

(5)	Includes 2,788,685 shares owned by Lubar Equity Fund LLC.

(6)	Includes 7,000 shares owned by Mr. Stabio’s spouse. Mr. Stabio disclaims beneficial ownership of such shares.

(7)	Includes 436,417 shares owned by Mr. Bilsland’s spouse and minor children. Mr. Bilsland disclaims beneficial ownership of such shares.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS

Named Executive Officers

NEO	Position
Brent Bilsland	President and CEO
Lawrence D. Martin	CFO, Sunrise Coal, LLC (1)
W. Anderson Bishop	CFO, Hallador Energy Company (2)

(1) Effective April 1, 2016, Mr. Martin assumes the role as CFO for Hallador Energy Company.

(2) Mr. Bishop steps down as CFO from Hallador Energy Company effective March 31, 2016.

Information about Non-Director NEOs

LAWRENCE D. MARTIN, 50, CPA. Effective April 1, 2016, Mr. Martin will become our Chief Financial Officer and Chief Accounting Officer. He will continue to serve as Chief Financial Officer of Sunrise Coal, LLC, our primary operating subsidiary, a position he has held since January 2008.  Prior to his employment with Sunrise in October 2007, he worked 19 years for CliftonLarsonAllen, LLP from January 1989 to October 2007. (Due to a merger, Clifton Gunderson is now called CliftonLarsonAllen LLP.) Mr. Martin was a Senior Manager in Tax for the previous six years and an Audit Senior Manager for the five preceding years.   Mr. Martin is a graduate from Indiana State University and received his Bachelor of Science degree in Accounting in 1988.

W. ANDERSON BISHOP, 62, CPA, has been our CFO and Chief Accounting Officer since 2009. As discussed above, effective April 1, 2016, Mr. Martin will become the CFO.  Mr. Bishop was our CFO and a board member during 1990-1993.  From 1975 through 1990, he was with Price Waterhouse, predecessor to PricewaterhouseCoopers, in their Oklahoma City and Denver offices.  Mr. Bishop graduated from the University of Oklahoma in 1975.  From 1993 to March 2009, he was the Executive Vice President, CFO and 1/3 owner of the SEC Institute Inc., a private company in the business of training employees of private and public companies in the filing and reporting requirements of the U.S. Securities and Exchange Commission.  During those 16 years, he also assisted us in preparing our SEC filings. In July 2009, he sold his interest in such company and is no longer involved with the SEC Institute.  He also served on the audit committee of SemGroup Energy Partners, L.P., now called Blueknight Energy Partners, L.P. (NASDAQ:BKEP) from July 2007 through July 2008.

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ADVISORY APPROVAL OF OUR NAMED EXECUTIVES’ COMPENSATION

In 2015, a majority of our shareholders voted to have a “Say on Pay” vote every year.

This advisory vote, commonly referred to as a “say-on-pay”, is not binding on the Board. However, the Board and the Compensation Committee considers the voting results when evaluating our executive compensation program.

The compensation paid to our Named Executive Officers (“NEOs”) for 2015 and to be paid for 2016 was approved.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Information Statement.

Compensation Committee Members:

David Hardie-Chairman

Steven Hardie

Bryan Lawrence

Sheldon Lubar

John Van Heuvelen

Compensation Committee Interlocks and Insider Participation

We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure.

COMPENSATION DISCUSSION AND ANALYSIS

Our program regarding compensation of its executive officers is different from many public company programs.

For 2016, we will have only two named executive officers, our CEO and CFO. Our Board of Directors control over 55% of common stock. Our Compensation Committee is comprised of five directors: who collectively control 49% of our shares outstanding. They decide how the CEO should be compensated and the CEO decides how the CFO should be compensated, with approval by the Compensation Committee. Factors considered by our CEO in setting our CFO’s compensation are typically subjective, such as his perception of our CFO’s performance

We have no employment agreements. There are no excessive perquisites such as company aircraft or car leases, or country clubs. We have no stock options. We offer no post-employment benefits other than our 401-K plan, which is available to all employees. They also participate in the same health benefit programs that are offered to all of the employees and their families.

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We do not use outside consultants to determine executive compensation. We are of the opinion that our Compensation Committee, based on their many years of business experience, has the requisite knowledge to determine our CEO’s compensation. Our compensation philosophy is quite simple. Our CEOs base salary is set in order to provide a degree of financial certainty and stability. The primary objective of our compensation program is to align the interest of our executives with those of our stockholders. If our executive officers become wealthy, it will be primarily through their ownership in our stock, not through salaries. The granting of Restricted Stock Units is the method we use to accomplish this objective. As evidence of this philosophy, note that for 2014, 78% of our CEO compensation (using the SEC’s method of computing compensation) was attributable to RSU awards; in other words, 78% of the CEO’s compensation was “at- risk”. Note that the stock price on the day the RSUs were granted was $7.66; our stock closed at $4.54 on March 28, 2016. Consequently, our CEO shares the loss in value with our shareholders. During December 2015, 100,000 RSUs vested; the value realized was $536,000 based on the closing stock price that day of $5.36. No additional RSUs were granted to our CEO during 2015 and none are expected to be granted during 2016. During December 2016, 100,000 RSUs are expected to vest and the remaining 100,000 RSUs are expected to vest in December 2017. Our CEO has not sold any of his shares during the last five years.

Prior to the August 2014 Vectren Fuels acquisition, we had no incentive awards. As disclosed in last year’s Information Statement bonuses were paid in December 2014 related to such acquisition. Additionally bonuses were paid subsequent to December 31, 2015 related to such acquisition and the meeting of a certain EBITDA metric. Such metric was slightly revised in May 2015 due to the downtown in the coal industry. For 2016, no such incentive awards have been awarded.

EXECUTIVE COMPENSATION

Compensation paid to officers is set forth in the Summary Compensation Table below. There are no “change in control” agreements other than outstanding RSUs (see below).

Summary Compensation Table Pursuant To Item 402 of Regulation S-K

((2010 – 2012) are not required, but are shown for discussion purposes.)

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)	Dividends on outstanding RSUs and Stock Options	Other (2)	Total
Brent K. Bilsland	2015	$356,731	$ 897,923	(3)		$ 48,000	$10,600	$ 1,313,254
President & CEO	2014	344,615	455,923		$3,064,000	64,000	10,400	3,938,938
	2013	280,000	21,538			7,500	10,400	319,438
	2012	280,000	21,538			100,000	10,000	411,538
	2011	277,981	21,538			22,500	9,800	331,819
	2010	171,250	13,462			25,000	6,291	216,003
W. Anderson Bishop	2015	210,000	213,115	(3)		9,600	9,169	441,884
CFO – Hallador Energy	2014	209,000	111,115		919,200	19,200	14,119	1,272,634
	2013	200,012	11,538			6,000	12,700	230,250
	2012	200,012	11,538			80,000	13,394	304,944
	2011	200,012	11,538			18,000	9,849	239,399
	2010	130,000	7,500			20,000	1,500	159,000
Lawrence Martin	2015	214,039	465,615	(3)		6,800	10,038	696,492
CFO – Sunrise Coal	2014	205,770	245,915		612,800	14,400	10,400	1,089,285
	2013	155,850	36,500			1,200	7,742	201,292
	2012	151,873	36,500		90,100	3,500	7,675	289,648
	2011	137,700	40,000			3,000	7,435	188,135
	2010	125,000	27,000		105,000	2,500	4,098	263,598

(1)	RSUs: value based on grant date fair value.
(2)	Consists primarily of 401(k) contributions.
(3)	Includes the bonus awarded in 2015 related to the Vectren Fuels acquisition; such bonuses were paid subsequent to December 31, 2015.

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Realized Compensation per W-2s and “At Risk” Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus	Dividends on outstanding RSUs and Stock Options	Value Realized on Vesting ($)	Other	Total W-2 Compensation	Percentage of “At Risk” Compensation
Brent K. Bilsland	2015	$356,731	$ 26,923	$ 48,000	$536,000		$ 967,654	60%
President and CEO	2014	344,615	455,923	64,000	1,027,000		1,891,538	58%
	2013	280,000	21,538	7,500	476,875		785,913	62%
	2012	280,000	21,538	100,000	504,375		905,913	67%
	2011	277,981	21,538	22,500	634,375		956,394	69%
	2010	171,250	13,462	25,000	754,375		964,087	81%
W. Anderson Bishop	2015	210,000	9,615	9,600	321,600	$1,188	552,003	60%
CFO- Hallador Energy	2014	209,168	111,115	19,200	616,200	1,188	956,871	66%
	2013	200,012	11,538	6,000	381,500	1,188	600,238	65%
	2012	200,012	11,538	80,000	403,500	774	695,824	69%
	2011	200,012	11,538	18,000	507,500	839	737,889	71%
	2010	130,000	7,500	20,000	603,500	839	761,839	82%
Lawrence Martin	2015	214,039	30,115	6,800	334,900		585,854	58%
CFO- Sunrise Coal	2014	205,770	245,915	14,400	410,800		876,885	48%
	2013	155,850	36,500	1,200	84,750		278,300	31%
	2012	151,873	36,500	3,500	103,750		295,623	36%
	2011	137,700	40,000	3,000			180,700	2%
	2010	125,000	27,000	2,500			154,500	2%

No stock options were granted or exercised during the past seven years and none are outstanding

Outstanding Equity Awards at December 31, 2015

The following table sets forth information concerning the outstanding stock awards held at December 31, 2015 by the named executive officers.

	STOCK AWARDS
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Brent K. Bilsland	200,000 (3)	$912,000

(1)	Lapsing/vesting anniversary date each year is December 16.
(2)	Reflects the closing market price of the Company’s common stock on December 31, 2015, $4.56, multiplied by the number of RSus that were not vested as of December 31, 2015.
(3)	If the performance criteria set by the Compensation Committee is met, the RSUs will lapse ratably over the next two years.

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Stock Vested in 2015

The following table sets forth information concerning RSUs that vested during the last fiscal year with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1) ($)

Brent K. Bilsland	100,000	536,000
W. Anderson Bishop	60,000	321,600
Lawrence Martin	50,000	334,900

(1)	Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of our common stock on the vesting date. All RSUs vested on December 16, 2015, except for 10,000 RSUs owned by Mr. Martin, which vested on April 1, 2015. The closing stock price on the day of vesting was $12.05 per share on April 1, 2015 and $5.36 per share on December 16, 2015.

Equity Compensation Plan Information

Our stock bonus plan was authorized in late 2009 with 250,000 shares. We did not issue any shares from the Stock Bonus Plan in 2015 and there are 86,384 shares remaining in the plan.

At December 31, 2015 we had 606,500 RSUs outstanding and 1,418,723 available for future issuance.  Our RSU and stock option plans were approved by our Board; collectively, they and their affiliates control about 55% of our stock. Currently, there are 1,421,723 RSUs available for future issuance.

Advisory APPROVAL ON FUTURE COMPENSATION FOR EXECUTIVES

Pursuant to a written consent of a majority of our shareholders, it was resolved that future compensation to our executive officers was approved as set forth in the table “2016 Future Compensation to NEOs”. With regard to the issuance of the RSU awards, such RSUs will lapse/vest only if performance criteria established by the Compensation Committee are met.

2016 Future Compensation to NEOS

The RSUs issued to Mr. Bilsland and Mr. Lawrence lapse/vest ratably on an annual basis over the next two years upon successfully attaining the performance criteria set by the Compensation Committee.

Name and Principal Position	Salary	Bonus	Total	RSU Awards that Lapse on December 16, 2016
Brent K. Bilsland CEO & President	$350,000	$26,923	$376,923	100,000
Lawrence Martin CFO-effective April 1, 2016	210,000	12,115	222,115	60,000

Mr. Bishop was paid $52,500 through March 31, 2016.

The Compensation Committee established a performance goal of $55 million in EBITDA for 2016 when considering the lapsing of RSUs.

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SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

With the exceptions of two late filings: (1) Yorktown Energy Partners VII, LP representing one transaction distributing 700,090 shares to its limited and general partners on May 27, 2015, and (2) Lawrence D. Martin representing one transaction for the stock issuance for the vesting of 10,000 RSUs on April 21, 2015, we believe that the reports filed for all of the other executives and directors were timely filed.

INDEPENDENT AUDITORS’ FEES AND SERVICES

Auditors

EKSH has served as our independent auditors since June 2003 and has been selected by the Audit Committee as independent auditors for 2016. A representative from EKSH is not expected to attend the meeting. Brent Peterson age (50) is our Audit Partner and Joe Adams (age 56) is the concurring partner.

Audit Fees

Audit fees for 2015 were $294,500 plus an additional $12,500 for the 401(k) audit. For 2014 audit fees were $408,750 plus an additional $12,000 for the 401(k) audit.

Pre-Approval Policy

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by EKSH. The policy requires that all services EKSH provides to us be pre-approved by the Audit Committee. The Audit Committee approved all services provided by EKSH during 2015 and 2014.

PROPOSALS BY SECURITY HOLDERS

The Board did not receive any proposals for consideration to be voted upon at the 2016 Annual Meeting of Shareholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the 2016 Annual Meeting of Shareholders and has not been informed that any other matters are to be presented by others.

INFORMATION ABOUT 2017 SHAREHOLDER PROPOSALS

Any qualified shareholder desiring to have their proposal included in the 2016 Proxy Statement must submit it in writing to us no later than November 1, 2016. The submission of a shareholder proposal does not guarantee that it will be acted upon.

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CONTACT INFORMATION

All inquiries should be addressed by mail to: Hallador Energy Company, 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264; by phone to 303-839-5504 ext. 316; or by e-mail at: investorrelations@halladorenergy.com.

By Order of the Board of Directors:

Victor P. Stabio
Chairman

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